                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                               (Amendment No. ___)

Filed by the Registrant     [X]
Filed by a Party other than the Registrant   [ ]

CHECK THE APPROPRIATE BOX:
[ ]      Preliminary Proxy Statement
[X]      Definitive Proxy Statement
[X]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                                KOSS CORPORATION
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                          RICHARD W. SILVERTHORN, ESQ.
                          WHYTE HIRSCHBOECK DUDEK S.C.
                     ---------------------------------------
                     (Name of Person Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X]      No fee required.
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.
         1) Title of each class of securities to which transaction applies:

                  ____________________________________________________________

         2)       Aggregate number of securities to which transaction applies:

                  ____________________________________________________________

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)
                  ____________________________________________________________

         4)       Proposed maximum aggregate value of transaction:
                  ____________________________________________________________

(1)Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)   Amount Previously Paid:   _______________________________________
         2)   Form, Schedule or Registration Statement No.: ___________________
         3)   Filing Party: _____________________________________________
         4)   Date Filed:   _____________________________________________

                                KOSS CORPORATION

                      4129 NORTH PORT WASHINGTON AVENUE
                         MILWAUKEE, WISCONSIN  53212

                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                TO BE HELD ON

                              OCTOBER 22, 1998


         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Koss Corporation will be held at the offices of the Company at 4129 North Port Washington Avenue, Milwaukee, Wisconsin, on Thursday, October 22, 1998, at 9:00 a.m. local time to consider and act on the following proposals:

         1.       The election of seven (7) directors;

         2. The ratification of the appointment of PricewaterhouseCoopers LLP, independent accountants, as auditors of the Company for the fiscal year ending June 30, 1999; and

         3. Such other business as may properly be brought before the Meeting.

         The transfer books of the Company will not be closed for the Meeting. Only stockholders of record at the close of business on August 24, 1998 will be entitled to notice of and to vote at the Meeting. Information regarding the matters to be considered and voted upon at the Meeting is set forth in the Proxy Statement accompanying this Notice.

         You are cordially invited to attend the Meeting in person, if possible. In order to assist us in preparing for the Meeting, all stockholders are urged to promptly sign and date the enclosed proxy and return it in the enclosed envelope which requires no postage. If you attend the Meeting, you may vote your shares in person even if you previously submitted a proxy.

                                   By Order of the Board of Directors


                                   /s/ Richard W. Silverthorn
                                   ---------------------------------
                                   Richard W. Silverthorn, Secretary

Milwaukee, Wisconsin
September 24, 1998

           NOTE TO PRINTER: LEAVE THIS PAGE (INSIDE FRONT COVER) BLANK

                                KOSS CORPORATION

                                 PROXY STATEMENT

                       1998 ANNUAL MEETING OF STOCKHOLDERS

                                OCTOBER 22, 1998




                                  INTRODUCTION

         THIS PROXY STATEMENT IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE BOARD OF DIRECTORS OF KOSS CORPORATION (the "Company") for use at the Company's 1998 Annual Meeting of Stockholders (the "Meeting") and any adjournment thereof, for the purposes set forth in the foregoing Notice of Annual Meeting of Stockholders.

         DATE, TIME AND LOCATION. The Meeting will be held at the offices of the Company, 4129 North Port Washington Avenue, Milwaukee, Wisconsin, 53212, on Thursday, October 22, 1998, at 9:00 a.m. local time.

         PURPOSES OF THE MEETING. At the Meeting, stockholders will consider and vote upon two matters: (i) the election of seven (7) directors for one-year terms; and (ii) a proposal to ratify the appointment of PricewaterhouseCoopers LLP ("PricewaterhouseCoopers"), independent accountants, as independent auditors for the fiscal year ending June 30, 1999.

         PROXY SOLICITATION. The cost of soliciting proxies will be borne by the Company. Proxies will be solicited primarily by mail and may be made by directors, officers and employees personally or by telephone or telegraph. The Company will reimburse brokerage firms, custodians and nominees for their out-of-pocket expenses incurred in forwarding proxy materials to beneficial owners. Proxy Statements and proxies will be mailed to stockholders on approximately September 24, 1998.

         QUORUM AND VOTING INFORMATION. Only stockholders of record of the Company's $.01 par value common stock ("Common Stock") at the close of business on August 24, 1998 (the "Record Date"), are entitled to vote at the Meeting. As of the Record Date, there were 3,177,269 shares of Common Stock outstanding and entitled to vote. A quorum of stockholders is necessary to take action at the Meeting. A majority of the outstanding shares of Common Stock, represented in person or by proxy, will constitute a quorum of stockholders at the Meeting. Votes cast by proxy or in person at the Meeting will be tabulated by the inspector of elections appointed for the Meeting. The inspector of elections will determine whether or not a quorum is present at the Meeting. The inspector of elections will treat abstentions as shares of Common Stock that are present and entitled to vote for purposes of determining the presence of a quorum. If a broker indicates on the proxy that it does not have discretionary authority to vote certain shares of Common Stock on a particular matter (a "broker non-vote"), those shares will not be considered as present and entitled to vote with respect to that matter.

         The seven nominees receiving the greatest number of votes cast in person or by proxy at the Meeting shall be elected directors of the Company. The vote required for the ratification of the appointment of PricewaterhouseCoopers as independent accountants for the year ending June 30, 1999, and the vote required to approve any other matter to be presented to the Meeting, is the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Meeting. For purposes of determining the approval of any matter submitted to the stockholders for a vote, abstentions and broker non-votes will be treated as shares of Common Stock that have been withheld for the purpose of electing directors and as voted "against" the ratification of PricewaterhouseCoopers as the Company's auditors for the year ending June 30, 1999.

         PROXIES AND REVOCATION OF PROXIES. A proxy in the accompanying form, which is properly executed, duly returned to the Company and not revoked, will be voted in accordance with instructions contained therein. In the event that any matter which is not described in this Proxy Statement properly comes before the Meeting, the accompanying form of proxy authorizes the persons appointed as proxies thereby ("Proxyholders") to vote on such matter in their sole discretion. At the present time, management knows of no other matters which are to come before the Meeting. See "ITEM 3. TRANSACTION OF OTHER BUSINESS." If no instructions are given with respect to any particular matter to be acted upon, a proxy will be voted "FOR" the election of all nominees for director named herein and "FOR" the ratification of PricewaterhouseCoopers as the Company's auditors for the year ending June 30, 1999. If matters other than those mentioned herein properly come before the Meeting, a proxy will be voted in accordance with the best judgment of a majority of the Proxyholders named therein.

         Each such proxy granted may be revoked at any time before it is voted by filing with the Secretary of the Company a written notice of revocation, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Meeting and voting in person.

         STOCKHOLDER PROPOSALS. There are no stockholder proposals on the agenda for the Meeting. In order to be considered for inclusion in the agenda for the 1999 annual meeting, a stockholder proposal must have been received by the Company no later than May 29, 1999. Stockholder proposals should be sent to the Company's principal offices, 4129 North Port Washington Avenue, Milwaukee, Wisconsin, 53212, by certified mail, return receipt requested, and should be addressed to the Secretary of the Company.

         ANNUAL REPORT. The Company's Annual Report to Stockholders, including audited financial statements for the year ended June 30, 1998, although not a part of this Proxy Statement, is delivered herewith.

                          ITEM 1. ELECTION OF DIRECTORS

         The By-Laws of the Company provide that the number of Directors on the Board shall be no fewer than six and no greater than twelve. In accordance with the By-Laws, the Board of Directors has by resolution fixed the number of Directors at seven. Given the varied experience of the current nominees and their contribution to the governing of the Company, the current size of the Board has been determined to be advantageous for both the Company and its stockholders. Shares cannot be voted for a greater number of persons than seven vacant positions. Each director so elected shall serve until the next Annual Meeting of Stockholders and until his successor is duly elected, or until his prior death, resignation or removal.

INFORMATION AS TO NOMINEES.

         The following identifies the nominees for the seven director positions and provides information as to their business experience for the past five years. Each nominee is presently a director of the Company:

                  JOHN C. KOSS, 68, has served continuously as Chairman of the Board of the Company or its predecessors since 1958. Previously, he served as Chief Executive Officer from 1958 until 1991. He is the father of Michael J. Koss (who is the Company's President, Chief Executive Officer, Chief Financial Officer, and Chief Operating Officer, and a nominee for director of the Company), and the father of John Koss, Jr. (the Company's Vice President - Sales).

                  THOMAS L. DOERR, 54, has been a director of the Company since 1987. Mr. Doerr co-founded Leeson Electric Corporation in 1972 and served as its President and Chief Executive Officer until 1982. The company manufactures industrial electric motors. In 1983, Mr. Doerr incorporated Doerr Corporation as a holding company for the purpose of acquiring established companies involved in distributing products to industrial and commercial markets. Currently, Mr. Doerr serves as President and Chief Executive Officer of Doerr Corporation.

                  VICTOR L. HUNTER, 51, has been a director of the Company since 1987. Mr. Hunter is the President of Hunter Business Direct, a service company specializing in business-to-business direct marketing. Mr. Hunter holds an MBA from the Harvard Business School.

                  MICHAEL J. KOSS, 44, has held various positions at the Company since 1976, and has been a director of the Company since 1985. He was elected President, Chief Operating Officer and Chief Financial Officer of Koss Corporation on July 22, 1987. On August 9, 1991, he was elected Chief Executive Officer. He is the son of John C. Koss and the brother of John Koss, Jr.

                  LAWRENCE S. MATTSON, 66, has been a director of the Company since 1978. Mr. Mattson is the retired President of Oster Company, a division of Sunbeam Corporation, which manufactures and sells portable household appliances.

                  MARTIN F. STEIN, 61, is the Chairman of Eyecare One, Inc., which includes Stein Optical and Eye Q. Stein Optical operates optical centers and a manufacturing lab in Milwaukee, Wisconsin. Eye Q operates optical centers in Chicago, Illinois. Prior to this, Mr. Stein was the Chairman and Chief Executive Officer of Stein Health Services. Mr. Stein has been a director of the Company since 1987.

                  JOHN J. STOLLENWERK, 58, has been a director of the Company since 1986. Mr. Stollenwerk is the President of the Allen-Edmonds Shoe Corporation, an international manufacturer and retailer of high quality footwear.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR"
            THE ELECTION OF ALL NOMINEES NAMED ABOVE TO THE BOARD OF
                                   DIRECTORS.

BOARD COMMITTEES.

         The Board of Directors of the Company has the following standing committees:

                  AUDIT COMMITTEE. The Audit Committee, which is composed of Mr. Mattson, Mr. Doerr, and Mr. Stein, reviews and evaluates the effectiveness of the Company's financial and accounting functions, including reviewing the scope and results of the audit work performed by the independent accountants and by the Company's internal accounting staff. The Audit Committee met twice during the fiscal year ended June 30, 1998. The independent accountants were present at both of these meetings to discuss their audit scope and the results of their audit.

                  COMPENSATION COMMITTEE. The Compensation Committee, which is composed of John C. Koss, Mr. Mattson, Mr. Stollenwerk, and Mr. Hunter, has responsibility for reviewing and recommending adjustment of all employee annual salaries in excess of $45,000 as well as all bonus and compensation programs. The Compensation Committee met once during the fiscal year ended June 30, 1998. See "Executive Compensation and Related Matters -- Compensation Committee Report on Executive Compensation." The Company's 1990 Flexible Incentive Plan (the "Plan") is administered by the Compensation Committee. Subject to the express provisions of the Plan, the Committee has complete authority to (i) determine when and to whom benefits are granted; (ii) determine the terms and provisions of benefits granted; (iii) interpret the Plan; (iv) prescribe, amend and rescind rules and regulations relating to the Plan; (v) accelerate, purchase, adjust or remove restrictions from benefits; and (vi) take any other action which it considers necessary or appropriate for the administration of the Plan.

                  NOMINATING COMMITTEE. The Board of Directors has no nominating committee and the Company has no established procedure for the nomination of persons to serve on the Board of Directors.

                  ATTENDANCE AT BOARD AND COMMITTEE MEETINGS. During the fiscal year ended June 30, 1998, the Board held four meetings. Every incumbent director attended 75% or more of the total of (i) all meetings of the Board, plus (ii) all meetings of the committees on which they served during their respective terms of office.

EXECUTIVE OFFICERS.

         Information is provided below with respect to the executive officers of the Company who are not directors. Each executive officer is elected annually by the Board of Directors and serves for one year or until his or her successor is appointed.

                                                                              Current Position
    Name                             Age         Positions Held                  Held Since
--------------                      -----        --------------                 -----------
John Koss, Jr.                        41      Vice President - Sales                 1988

Sujata Sachdeva                       34      Vice President - Finance               1992

Richard W. Silverthorn*               43      Secretary, General Counsel             1993


---------------------------
* Mr. Silverthorn is an attorney and shareholder with the law firm of Whyte Hirschboeck Dudek S.C., Milwaukee, Wisconsin, which law firm serves as legal counsel to the Company.

BENEFICIAL OWNERSHIP OF COMPANY SECURITIES.

         SECURITY OWNERSHIP BY NOMINEES AND MANAGEMENT. The following table sets forth, as of September 1, 1998, the number of shares of Common Stock "beneficially owned" (as defined under applicable Securities and Exchange Commission regulations) and the percentage of such shares to the total number of shares outstanding for all nominees, for each executive officer named in the Summary Compensation Table (see "Executive Compensation and Related Matters -- Summary Compensation Table"), for all directors and executive officers as a group, and for each person and each group of persons who, to the knowledge of the Company as of September 1, 1998, based solely on the review of Schedule 13D or 13G information statements of such beneficial owner filed with the Securities and Exchange Commission, were the beneficial owners of more than 5% of the outstanding shares of Common Stock.


                                                                                                         Percent of
                                                                             Number of Shares           Outstanding
                    Name and Business Address (1)                          Beneficially Owned (2)     Common Stock (3)
                   ------------------------------                         -----------------------     ----------------


John C. Koss (4)..................................................              1,028,749                   32.4%
Michael J. Koss (5) ..............................................                558,166                   17.4%
John Koss, Jr. (6) ...............................................                138,810                    4.4%
Thomas L. Doerr...................................................                      0                    *
Victor L. Hunter..................................................                      1                    *
Lawrence S. Mattson...............................................                      0                    *
Martin F. Stein...................................................                  4,500                    *
John J. Stollenwerk...............................................                  4,500                    *
All directors and executive                                                     1,529,777                   47.6%
 officers as a group (10 persons) (7).............................
Koss Family Voting Trust, John C. Koss, Trustee (8)...............                587,431                   18.5%
Koss Employee Stock Ownership Trust ("KESOT") (9).................                358,277                   11.3%

FMR Corp. (10)....................................................                326,500                   10.3%
Dimensional Fund Advisors Inc. (11)...............................                189,400                    6.0%
----------------------------------------------------------------------



     (1) Unless otherwise noted, the business address of all persons named in the above table is c/o Koss Corporation, 4129 North Port Washington Avenue, Milwaukee, WI 53212.

     (2) Unless otherwise noted, amounts indicated reflect shares as to which the beneficial owner possesses sole voting and dispositive powers. Also included are shares subject to stock options if such options are exercisable within 60 days of September 1, 1998.

     (3) Based on 3,177,269 shares outstanding on September 1, 1998. Asterisk (*) denotes beneficial ownership of less than 1%. Percentage calculation assumes, for each individual owning options and for directors and executive officers as a group, the exercise of that number of options which are included in the total number of shares.

     (4) Includes the following shares which are deemed to be "beneficially owned" by John C. Koss: (i) 275,280 shares owned directly or by his spouse; (ii) 59,517 shares as a result of his position as an officer of Koss Foundation; (iii) 587,431 shares as a result of his position as trustee of the Koss Family Voting Trust; (iv) 28,125 shares as a result of his position as co-trustee of the John C. and Nancy Koss Revocable Trust; and (v) 78,396 shares by reason of the allocation of those shares to his account under the Koss Employee Stock Ownership Trust ("KESOT") and his ability to vote such shares pursuant to the terms of the KESOT -- see "Executive Compensation and Related Matters -- Other Compensation Arrangements -- Employee Stock Ownership Plan and Trust."

     (5) Includes the following shares deemed to be "beneficially owned" by Michael J. Koss: (i) 123,389 shares owned directly or by reason of family relationships; (ii) 54,000 shares as a result of his beneficial interest in the Koss Family Voting Trust; (iii) 28,051 shares by reason of the allocation of those shares to his account under the KESOT and his ability to vote such shares; (iv) 22,500 shares with respect to which he holds options which are exercisable within 60 days of September 1, 1998; and (v) 358,277 shares which are held by the KESOT (see Note (9), below). The 28,051 shares allocated to Michael J. Koss' KESOT account, over which he holds voting power, are included within the aforementioned 358,277 shares but are counted only once in his individual total.

     (6) Includes the following shares deemed to be "beneficially owned" by John Koss, Jr.: (i) 45,007 shares owned directly or by his daughter;
          (ii) 54,000 shares as a result of his beneficial interest in the Koss Family Voting Trust; (iii) 11,250 shares with respect to which he holds options which are exercisable within 60 days of September 1, 1998; and (iv) 18,553 shares by reason of the allocation of those shares to his account under the KESOT and his ability to vote such shares.

     (7) To avoid double-counting: (i) the 358,277 total shares held by the KESOT and deemed to be beneficially owned by Michael J. Koss as result of his position as a KESOT Trustee (see Note (5), above) include 124,567 shares allocated to the KESOT accounts of John C. Koss, Michael J. Koss, and John C. Koss, Jr. in the above table but are included only once in the total; and (ii) the 587,431 shares deemed to be beneficially owned by John C. Koss as a result of his position as trustee of the Koss Family Voting Trust (see Note (4), above) include 108,000 shares beneficially owned by Michael J. Koss and John Koss, Jr. (54,000 shares each) by reason of their beneficial interest in the Koss Family Voting Trust (see Notes (5) and (6), above) but are included only once in the total.

     (8) The Koss Family Voting Trust was established by John C. Koss. The sole Trustee is John C. Koss, 4129 North Port Washington Avenue, Milwaukee, WI 53212. The term of the Koss Family Voting Trust is indefinite. Under the Trust Agreement, John C. Koss, as Trustee, holds full voting and dispositive power over the shares held by the Koss Family Voting Trust. All of the 587,431 shares are included in the number of shares shown as beneficially owned by John C. Koss (see Note (4), above).

     (9) The KESOT holds 358,277 shares. Authority to vote these shares is vested in KESOT participants to the extent shares have been allocated to individual KESOT accounts. 124,567 shares have been allocated to the accounts of John C. Koss, Michael J. Koss, and John C. Koss, Jr. in the above table. 78,396 of these KESOT shares are also included in the number of shares shown as beneficially owned by John C. Koss (see Note (4), above) and 18,553 shares are also included in the number of shares shown as beneficially owned by John Koss, Jr. All 358,277 of these shares are also included in the number of shares shown as beneficially owned by Michael J. Koss (see Note (5), above). Michael
          J. Koss and Cheryl Mike (the Company's Director of Human Resources) serve as Trustees of the KESOT and, as such, they share dispositive power with respect to (and are therefore each deemed to beneficially own) all 358,277 KESOT shares.

    (10)  82 Devonshire Street, Boston, MA 02109.

    (11) 1299 Ocean Ave., 11th Floor, Santa Monica, CA 90401. The following is qualified in its entirety by reference to a Schedule 13G statement dated February 9, 1998 by Dimensional Fund Advisors (the "Schedule 13G"): Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 189,400 shares of KOSS CORPORATION stock as of December 31, 1997, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.


EXECUTIVE COMPENSATION AND RELATED MATTERS.

          SUMMARY COMPENSATION TABLE. The following table presents certain summary information concerning compensation paid or accrued by the Company for services rendered in all capacities during the fiscal years ended June 30, 1998, 1997, and 1996 for (i) the Chief Executive Officer ("CEO") of the Company, and
(ii) each of the other two executive officers of the Company (determined as of the end of the last fiscal year) whose total annual salary and bonus exceeded $100,000 (collectively, including the CEO, the "Named Executive Officers").


                                                                             LONG-TERM COMPENSATION
                                                                                     (1)
                                                                           ---------------------------
                                         ANNUAL COMPENSATION                         AWARDS
                             --------------------------------------------  ---------------------------

                                                                                          SECURITIES
                  FISCAL                                    OTHER ANNUAL                  UNDERLYING     ALL OTHER
    NAME AND      YEAR                                      COMPENSATION    RESTRICTED     OPTIONS/      COMPEN-
    PRINCIPAL     ENDED         SALARY          BONUS            (2)       STOCK AWARDS    SARs (3)      SATION (4)
    POSITION      JUNE 30,       ($)             ($)             ($)            ($)          (#)           ($)
  ------------  -----------  ------------    ---------      ------------   ------------   ----------     ----------

        John C.     1998      $150,000         $262,547       $        0          0               0       $135,458
          Koss
   Chairman of      1997       150,000          182,414                0          0               0        144,219
     the Board
                    1996       150,000          120,520                0          0               0        125,512
-------------------------------------------------------------------------------------------------------------------
       Michael J.   1998      $165,000         $367,565       $1,632,813          0          10,000        $16,683
            Koss,
  Chief Executive   1997       150,000          255,379                0          0          10,000         26,156
          Officer
                    1996       145,000          168,727           69,550          0          25,000         21,210
-------------------------------------------------------------------------------------------------------------------
  John Koss, Jr.,   1998      $120,000         $ 47,000         $343,750          0          10,000        $12,117
 Vice President -
            Sales   1997       110,000           44,577                0          0           7,500         20,987

                    1996       100,000           65,049           94,550          0           7,500         21,124

-------------------------------------------------------------------------------------------------------------------



    (1) The above table omits information concerning Long Term Incentive Plans ("LTIPs") (plans, other than restricted stock, stock option, or SAR plans, which provide for the payment of incentive compensation for performance expected to occur over more than one fiscal year) because the Company has no LTIPs.

    (2) Includes the value realized upon the exercise of stock options (see "Aggregate Stock Option Exercises During the Fiscal Year"). In all cases, the value of perquisites and other benefits in any fiscal year did not exceed the lesser of $50,000 or 10% of the total salary and bonus reported and, under applicable compensation disclosure rules of the Securities and Exchange Commission, are not required to be included in this column.

    (3) Consists of Incentive Stock Options granted to executive officers. For additional information, see "Stock Options Granted During Fiscal Year" and "Other Compensation Arrangements -- Stock Option Plans."

    (4) "All Other Compensation" consists of the following: (i) Company matching contributions under the Company's 401k Plan for the accounts of John C. Koss ($7,625 in 1998, $12,080 in 1997, and $4,620 in 1996),
         Michael J. Koss ($10,000 in 1998, $14,080 in 1997, and $9,240 in 1996),
         and John Koss, Jr. ($7,255 in 1998, $9,330 in 1997, and $9,684 in
         1996); (ii) Company contributions to the KESOT for the accounts of John
         C. Koss ($4,239 in 1998, $11,247 in 1997, and $11,170 in 1996), Michael
         J. Koss ($4,239 in 1998, $11,243 in 1997, and $11,170 in 1996), and
         John Koss, Jr. ($3,728 in 1998, $11,243 in 1997, and $11,170 in 1996);
         (iii) premiums paid by the Company for life insurance for John C. Koss ($8,514 in 1998, $5,805 in 1997, and $5,805 in 1996), Michael J. Koss
         ($2,444 in 1998, $828 in 1997, and $800 in 1996), and John Koss, Jr.
         ($1,134 in 1998, $414 in 1997, and $270 in 1996); and (iv) an annual accrued expense of $115,080 in connection with the Company's agreement to continue to pay John C. Koss his current base salary in the event he becomes disabled prior to age 70 (he is currently 68 years old) and, after age 70, to continue to pay John C. Koss his current base salary for the remainder of his life, whether or not he becomes disabled.

         STOCK OPTIONS GRANTED DURING FISCAL YEAR. The following table provides certain information concerning stock options granted to Named Executive Officers during the fiscal year ended June 30, 1998.

                                         INDIVIDUAL GRANTS
                         --------------------------------------------------

                                                                                  POTENTIAL REALIZABLE VALUE AT
                         SECURITIES    PERCENT OF                                 ASSUMED ANNUAL RATES OF STOCK
                           UNDER         TOTAL                                       PRICE APPRECIATION FOR
                           LYING        OPTIONS/                                          OPTION TERM*
                          OPTIONS/        SARs      EXERCISE OR                 --------------------------------
                            SARs       GRANTED TO    BASE PRICE
                           GRANTED      EMPLOYEES
                                       IN FISCAL      ($ PER      EXPIRATION
      NAME                (NUMBER)        YEAR         SHARE        DATE              0%           5%          10%
----------------         ----------    ----------   -----------   ----------      ---------    --------     -------

                                                                                      0%           5%          10%

Michael J. Koss            10,000        18.2%       $ 11.91    April 22, 2003    $(10,800)    $ 32,905     $72,712

John C. Koss, Jr.          10,000        18.2%       $ 11.91    April 22, 2003     (10,800)      32,905      72,712



* Based on the "fair market value" as determined under the Company's 1990 Flexible Incentive Plan (which provides that the "fair market value" for purposes thereof is the average of the closing prices on the five trading days immediately preceding the grant of such option) of $10.83 per share on April 22, 1998, the date such options were granted. The Exercise Price for Michael J. Koss and John Koss, Jr. is equal to 110% of the "fair market value," as so determined, on the date of grant.

           AGGREGATE STOCK OPTION EXERCISES DURING THE FISCAL YEAR. The following table provides certain information about stock option exercises by the Named Executive Officers during the fiscal year ended June 30, 1998.



                                                            NUMBER OF SECURITIES      VALUE OF UNEXERCISED IN-
                                                                UNDERLYING              THE-MONEY OPTIONS AT
                                  SHARES                        UNEXERCISED             FISCAL YEAR END (1)
                                 ACQUIRED                     OPTIONS/SARs AT
                                    ON         VALUE          FISCAL YEAR END                 (DOLLARS)
                                 EXERCISE     REALIZED     ---------------------      ------------------------

                                                           EXERCIS-      UNEXER-                      UNEXER-
      NAME                       (NUMBER)     DOLLARS      ABLE(1)      CISABLE      EXERCISABLE      CISABLE
      ----                       --------     -------     ---------     -------      -----------      -------

Michael J. Koss                  287,500    $1,632,813      22,500        32,500       $68,775       $ 58,550
John C. Koss, Jr.                 60,000     $ 343,750      11,250         5,625        27,534         19,866


      (1) Based on the $10.125 per share market value of the Company's Common Stock on June 30, 1998, determined with reference to the closing price of the Company's Common Stock on June 30, 1998, as reported on The Nasdaq Stock Market. Options are "in-the-money" if the fair market value of the stock on June 30, 1998 exceeds the exercise price.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. John C. Koss, who is the Chairman of the Board and an executive officer of the Company, serves on the Compensation Committee.

           DIRECTOR COMPENSATION. Directors who are not also employees of the Company receive an annual retainer of $5,000, plus $1,250 per director for each board meeting and $500 per director for each committee meeting.

           OTHER COMPENSATION ARRANGEMENTS. The Company has certain other compensation plans and arrangements which are available to the CEO and certain of the Named Executive Officers including the following:

                  SUPPLEMENTAL MEDICAL CARE REIMBURSEMENT PLAN. Each officer of the Company is covered by a medical care reimbursement plan for all medical expenses incurred which are not covered under group health insurance up to an annual maximum of 10% of salary. Amounts reimbursed under this Plan are included under the column headed "All Other Compensation" in the summary compensation table.

                  EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST. In December 1975, the Company adopted the KESOT, which is a form of employee benefit plan designed to invest primarily in employer securities. The KESOT is qualified under Section 401(a) of the Internal Revenue Code. All full-time employees with at least six months' uninterrupted service with the Company are eligible to participate in the KESOT. Contributions to the KESOT are allocated to the accounts of participants in proportion to the ratio that a participant's compensation bears to total compensation of all participants. Accounts are adjusted each year to reflect the investment experience of the trust and forfeitures from accounts of non-vested terminated participants. All unallocated shares will be voted by the KESOT Trustees as directed by the KESOT Committee. Michael J. Koss and Cheryl Mike currently serve as KESOT Trustees and as the members of the KESOT Committee. Voting rights for all allocated shares are passed through to the participant for whose account such shares are allocated, and must be voted by the Trustees in accordance with the participants' direction. As of August 24, 1998, the KESOT held 358,277 shares of Common Stock of the Company (approximately 11.3% of the total number of shares outstanding).

                  OFFICER LOAN POLICY. On January 31, 1980, the Board adopted an Officer Loan Policy. The significant provisions of the policy are: (i) the maximum amount to be loaned is limited to one-half of the officer's annual base salary; (ii) the first $10,000 bears no interest; (iii) in the event the loan balance exceeds $10,000, interest is charged on the entire amount at the minimum rate provided by Section 483 of the Internal Revenue Code; and (iv) the loan will be repaid in installments or in full upon termination of employment. During the fiscal year ended June 30, 1998, no officer had an officer loan that exceeded $60,000.

                  DEATH BENEFIT AGREEMENT. In 1980, the Company entered into an agreement with John C. Koss that provides that if he dies prior to attaining 70 years of age, the Company will pay to his spouse or other designated beneficiary the sum of $50,000 every six months until the total benefit paid equals $700,000. The agreement is null and void if John C. Koss reaches age 70. Life insurance policies designating the Company as beneficiary are maintained to fund this contingent liability.

                  RETIREMENT AGREEMENT. The Board of Directors has by resolution agreed to continue to pay to John C. Koss his current base salary in the event he becomes disabled prior to age 70. After age 70, Mr. Koss shall be eligible to receive his current base salary for the remainder of his life, whether he becomes disabled or not. The Company is currently recognizing an annual accrued expense of $115,080 in connection with this Agreement. Mr. Koss is currently 68 years old and his current base salary is $150,000 per year.

                  STOCK OPTION PLANS. In 1990, the Board of Directors created, and the stockholders approved, a Flexible Incentive Plan (the "Plan"). This Plan is administered by the Compensation Committee and vests the Compensation Committee with discretionary powers to choose from a variety of incentive compensation alternatives to make annual stock-based awards to officers, key employees and other members of the Company's management team. The Board of Directors recommended, and the stockholders approved, the reservation of 225,000 shares of Company Common Stock for issuance pursuant to the Plan in its first year. At the Company's 1992 Annual Meeting, the stockholders approved an amendment to the Plan authorizing the reservation of an additional 250,000 shares of Company Common Stock for issuance to Plan participants. At the Company's 1993 Annual Meeting, the stockholders approved an amendment to the Plan authorizing the reservation of an additional 300,000 shares of Company Common Stock for issuance to Plan participants. At the Company's 1997 Annual Meeting, the stockholders approved an amendment to the Plan authorizing the reservation of an additional 300,000 shares of Company Common Stock for issuance to Plan participants. John C. Koss is not eligible for any grants since he is a member of the Compensation Committee.

                  SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN. The Board of Directors has by resolution entered into a Supplemental Executive Retirement Plan with Michael J. Koss which calls for Mr. Koss to receive annual cash compensation following his retirement from the Company ("Retirement Payments") in an amount equal to 2% of the base salary of Mr. Koss, multiplied by his number of years of service to the Company (example 2% multiplied by 25 years is 50% of base salary). The base salary shall be calculated using the average base salary of Mr. Koss during the three years preceding his retirement. The Retirement Payments are to be paid to Mr. Koss monthly until his death, and after his death shall continue to be paid monthly to his surviving spouse until her death

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION.

         Under Securities and Exchange Commission ("SEC") rules, the Company is required to provide certain information concerning compensation provided to the Company's Chief Executive Officer and the Named Executive Officers. The disclosure requirements for these individuals include the use of tables and a report of the Committee responsible for compensation decisions for these individuals, explaining the rationale and considerations that led to those compensation decisions. Therefore, the Compensation Committee of the Board of Directors has prepared the following report for inclusion in this Proxy
Statement:

                  The Compensation Committee of the Board of Directors ("Compensation Committee") is composed of Mr. Stollenwerk, Mr. Mattson, Mr. Hunter and the Chairman of the Board, John C. Koss. The Compensation Committee is responsible for the review of all employee salaries in excess of $45,000. The Compensation Committee also reviews all bonus, commission and stock option programs. The Compensation Committee meets as a group each spring and reviews its report with the full board prior to the end of the fiscal year. This system enables management to plan the following year more appropriately.

                  The Company employs a compensation program linked to company-wide performance and individual achievement. All executive officers are reviewed twice each year. Raises in base salaries are made in July when necessary or when promotions are announced. In addition, the Company has a Flexible Incentive Plan, Employee Stock Ownership Plan and Trust and a 401(k) Plan. The Company also has a cafeteria benefits plan to provide flexibility to employees to choose their own health care and associated benefits package from an array of offerings. The Company shares the cost of medical insurance with its employees.

                  The Company's executive officers are paid base salaries commensurate with their responsibilities, after comparison with base salaries of executive officers of other light assembly or manufacturing companies taken from data in an annual national survey.

                  Executive officers are also eligible for annual bonuses based upon individual performance and overall Company performance. Factors relevant to determining such bonuses include attainment of corporate revenue and earnings goals and the development of new accounts. The Company's Chairman is eligible to receive a bonus calculated as a percentage of the Company's earnings before interest and taxes. The Company's Vice President-Sales is entitled to receive a bonus based upon increases in sales over the prior year, and a bonus for obtaining new accounts from a predetermined list of potential new accounts and for adding new product lines to current accounts. The Company's Vice President - Europe is entitled to receive a bonus based upon the Company's Sales in export markets.

                  The Compensation Committee annually reviews and determines the compensation of Michael J. Koss, President and Chief Executive Officer. Michael J. Koss' salary is based on his experience, responsibilities, historical salary levels for himself and other executive officers of the Company, and the salaries of Chief Executive Officers of other light assembly or manufacturing companies. Michael J. Koss is also eligible to receive a bonus calculated as a percentage of the Company's earnings before interest and taxes. He also participates in the Company's Flexible Incentive Plan.

                                                    COMPENSATION COMMITTEE
                                                    JOHN C. KOSS
                                                    LAWRENCE S. MATTSON
                                                    JOHN J. STOLLENWERK
                                                    VICTOR L. HUNTER

         THE REPORT OF THE COMPENSATION COMMITTEE SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES EXCHANGE ACT OF 1934 (TOGETHER, THE "ACTS"), EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

STOCK PRICE PERFORMANCE INFORMATION.

         The graph and table on the next page set forth information comparing the yearly cumulative total return on the Company's Common Stock over the past five years with the yearly cumulative total return on (i) stocks included in the NASDAQ Stock Market (US Companies) Index, and (ii) a group of peer companies ("Peer Group"). The Peer Group, which was selected by the Company, consists of Boston Acoustics, Inc., Carver Corporation, Polk Audio, Inc., and Recoton Corporation. For purposes of the graph and table, it is assumed that on June 30, 1993, $100 was invested in the stock of each of (i) the Company, (ii) the companies on the NASDAQ Stock Market (US Companies) Index, and (iii) the companies in the Peer Group (the cumulative return for the investment in the stock of companies in the Peer Group is weighted according to the relative market capitalization of each company as adjusted at the end of each fiscal year shown on the table). The graph and table also assume that all dividends paid were reinvested in the stock of the issuing companies. THE STOCK PRICE PERFORMANCE INFORMATION SHOWN IN THE GRAPH AND TABLE BELOW SHOULD NOT BE CONSIDERED INDICATIVE OF FUTURE PERFORMANCE.

                                  [LINE GRAPH]


                                KOSS CORPORATION
                    TOTAL CUMULATIVE SHAREHOLDER RETURN FOR
                     FIVE-YEAR PERIOD ENDING JUNE 30, 1998


JUNE 30...                         1993      1994        1995         1996       1997       1998

KOSS CORPORATION                 $100.00   $125.58     $ 56.98      $ 62.79    $ 81.40    $ 94.19
NASDAQ                            100.00    100.96      134.77       173.03     210.38     277.61
PEER GROUP                        100.00    167.68      171.68       173.23     144.44     306.69


RELATED TRANSACTIONS.

         BUILDING LEASE. The Company leases its main plant and offices in Milwaukee, Wisconsin from its Chairman, John C. Koss. As of June 25, 1993, the lease was renewed for a period of ten years, and is being accounted for as an operating lease. The new lease extension increases the rent from $280,000 per year (plus a Consumer Price Index increase in 1994) to a fixed rate of $350,000 per year for three years and $380,000 for the seven years thereafter. The Company is responsible for all property maintenance, insurance, taxes and other normal expenses related to ownership. The lease is on terms no less favorable to the Company than those that could be obtained from unaffiliated parties.

         STOCK REPURCHASES. The Company has previously announced its intention to repurchase shares of Common Stock in the open market or in private transactions as such shares become available from time to time, because the Company believes that its stock is undervalued in the current market and that such repurchases enhance the value to stockholders. Consistent with this policy, the Board of Directors approved the repurchase of 547,772 shares for the fiscal year ended June 30, 1998. These 547,772 shares were automatically cancelled. The Company believes that purchases of Common Stock enhance stockholder value and will continue from time to time to engage in such transactions either on the open market or in private transactions.

         As reported in last year's Proxy Statement, on September 10, 1997, the Company purchased 250,000 shares of Common Stock from Michael J. Koss at a price of $13.75 per share (the "closing" price reported on The Nasdaq Stock Market on September 9, 1997), and purchased 50,000 shares of Common Stock from John C. Koss, Jr., also at a price of $13.75 per share. The value realized by Michael J. Koss and John C. Koss, Jr., in these transactions was $1,375,000 and $275,000, respectively. These 300,000 shares were automatically retired.

         The Company has an agreement with its Chairman, John C. Koss, to repurchase stock from his estate in the event of his death. The repurchase price is 95% of the fair market value of the common stock on the date that notice to repurchase is provided to the Company. The total number of shares to be repurchased shall be sufficient to provide proceeds which are the lesser of $2,500,000 or the amount of estate taxes and administrative expenses incurred by his estate. The Company is obligated to pay in cash 25% of the total amount due and to execute a promissory note at the prime rate of interest for the balance. The Company maintains a $1,150,000 life insurance policy to fund a substantial portion of this obligation. At June 30, 1998, $1,490,000 has been classified as a Contingently Redeemable Equity Interest reflecting the estimated obligation in the event of execution of the agreement.

SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the company's equity security, to file with the Securities and Exchange Commission and with The Nasdaq Stock Market reports of ownership and changes in ownership of Common Stock and other equity securities of the company. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on review of such reports furnished to the Company or representations that no other reports were required, the Company believes that, during the 1997 fiscal year, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were satisfied except that the Koss Family Voting Trust filed one late report covering the transfer of stock to certain beneficiaries of said trust, and John C. Koss, as trustee of the Koss Family Voting Trust, filed one late report with respect to the same transaction.

           ITEM 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors, following the recommendation of its Audit Committee, has retained PricewaterhouseCoopers as independent accountants to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending June 30, 1999. PricewaterhouseCoopers has served the Company as its independent auditors since September 1992. Representatives of PricewaterhouseCoopers are expected to be present at the Meeting, and will have the opportunity to make a statement if they desire to do so. The PricewaterhouseCoopers representatives are expected to be available to respond to appropriate questions at the Meeting.

         Although this appointment is not required to be submitted to a vote by stockholders, the Board believes it appropriate, as a matter of policy, to request that the stockholders ratify the appointment. If stockholder ratification (by the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Meeting) is not received, the Board will reconsider the appointment. Unless otherwise directed, the proxy will be voted in favor of the ratification of such appointment.

                     THE BOARD OF DIRECTORS RECOMMENDS THAT
         STOCKHOLDERS VOTE "FOR" RATIFICATION OF PRICEWATERHOUSECOOPERS
          AS INDEPENDENT ACCOUNTANTS FOR THE YEAR ENDING JUNE 30, 1999


                      ITEM 3. TRANSACTION OF OTHER BUSINESS

         The Board of Directors of the Company is not aware of any other matters that may come before the meeting. If any other matters are properly presented to the meeting for action, it is the intention of the persons named as proxies in the enclosed form of proxy to vote such proxies in accordance with their best judgment on such matters.

                                        By Order of the Board of Directors


                                        Richard W. Silverthorn
                                        ---------------------------------
                                        Richard W. Silverthorn, Secretary


Milwaukee, Wisconsin
September 24, 1998


KOSS(R) CORPORATION                                    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
4129 North Port Washington Avenue       The undersigned hereby appoints John C. Koss and Lawrence S. Mattson as Proxies, each with
Milwaukee, Wisconsin 53212              full power of substitution for himself, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Koss Corporation held as of the record date and which the undersigned is entitled to vote at the Annual Meeting of
          PROXY                         Stockholders to be held on October 22, 1998 and any or all adjournments thereof, with like effect as if the undersigned were personally present and voting.

                                        Properly executed proxies received by the Company will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted
                                        FOR the election of all seven nominees listed for director and FOR Proposal 2. If any other matters properly come before the meeting, this proxy will be voted in accordance with the best judgment of the Proxies appointed.
                                        The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement furnished therewith.




                                   PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                                     \/  DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED  \/



                                                 KOSS CORPORATION 1998 ANNUAL MEETING


1. ELECTION OF DIRECTORS:     1 - John C. Koss 2 - Thomas L. Doerr 3 - Victor L. Hunter    [ ] FOR all        [ ] WITHHOLD AUTHORITY
                                   4 - Michael J. Koss 5 - Lawrence S. Mattson                 nominees listed    to vote for all
                                     6 - Martin F. Stein 7 - John J. Stollenwerk               to the left        nominees listed
                                                                                               (except as         to the left.
                                                                                               specified below).

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) -->  [                                ]
of the nominee(s) in the box provided to the right).

2. PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS                      [ ]  FOR       [ ] AGAINST         [ ] ABSTAIN
   AUDITORS OF THE CORPORATION FOR THE FISCAL YEAR ENDING JUNE 30, 1999.

3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.


Check appropriate box                         Date____________________, 1998               NO. OF SHARES
Indicate changes below:
Address Change?           [ ] Name Change?    [ ]
                                                                               [                                                  ]



                                                                               [                                                  ]

                                                                               SIGNATURE(S) IN BOX
                                                                               Please sign exactly as name appears hereon.  When
                                                                               units are held by joint tenants, both should sign.
                                                                               When signing as an attorney, executor, administrator,
                                                                               trustee or guardian, please give full title of such.
                                                                               If a corporation, please sign name by President or
                                                                               other authorized officer.  If a partnership, please
                                                                               sign in partnership name by authorized person.







KOSS(R) CORPORATION                  I, the undersigned participant in the Koss Corporation Employee Stock Ownership Plan and Trust
KESOT PARTICIPANTS                   ("KESOT"), having received the Notice of Annual Meeting of Stockholders of Koss Corporation
4129 NORTH PORT WASHINGTON AVENUE    ("Company") and the Proxy Statement furnished therewith ("Proxy Statement"), hereby instruct
MILWAUKEE, WISCONSIN 53212           Michael J. Koss and Cheryl Mike, as Trustees of the Trust created pursuant to the KESOT, to vote the shares of Common Stock of the Company allocated to my account under the KESOT as of the record date, on the following proposals to be presented at the Annual Meeting of
                                     Stockholders of the Company to be held on October 22, 1998, and at any adjournment thereof, in accordance with the following instructions below.

        PROXY

                                     YOUR VOTE IS BEING SOLICITED BY THE COMPANY IN ACCORDANCE WITH THE PROVISIONS OF THE KESOT.
                                     THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES FOR DIRECTOR AND IN FAVOR
                                     OF PROPOSAL 2.

                                     IF YOU RETURN THIS CARD PROPERLY SIGNED BUT DO NOT OTHERWISE SPECIFY, SHARES ALLOCATED TO
                                     YOUR KESOT ACCOUNT WILL BE VOTED FOR ALL NOMINEES LISTED FOR DIRECTOR AND IN FAVOR OF
                                     PROPOSAL 2.  IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING, SHARES ALLOCATED TO YOUR
                                     KESOT ACCOUNT WILL BE VOTED BY THE TRUSTEES AS DIRECTED BY THE KESOT COMMITTEE.  IF YOU DO NOT
                                     RETURN THIS CARD, SHARES ALLOCATED TO YOUR KESOT ACCOUNT WILL BE VOTED BY THE TRUSTEES AS
                                     DIRECTED BY THE KESOT COMMITTEE.


                                 PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                                     \/  DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED  \/



                                                 KOSS CORPORATION 1998 ANNUAL MEETING


1. ELECTION OF DIRECTORS:     1 - John C. Koss 2 - Thomas L. Doerr 3 - Victor L. Hunter   [ ] FOR all        [ ] WITHHOLD AUTHORITY
                                   4 - Michael J. Koss 5 - Lawrence S. Mattson                nominees listed    to vote for all
                                     6 - Martin F. Stein 7 - John J. Stollenwerk              to the left        nominees listed
                                                                                              (except as         to the left.
                                                                                              specified below).

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) -->  [                                ]
of the nominee(s) in the box provided to the right).

2. PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS AS INDEPENDENT       [ ]  FOR       [ ] AGAINST         [ ] ABSTAIN
   AUDITORS OF THE CORPORATION FOR THE FISCAL YEAR ENDING JUNE 30, 1999.




Check appropriate box                         Date____________________, 1998               NO. OF SHARES
Indicate changes below:
Address Change?           [ ] Name Change?    [ ]
                                                                               [                                                  ]



                                                                               [                                                  ]

                                                                               SIGNATURE(S) IN BOX
                                                                               Please sign exactly as name appears herein.  When
                                                                               shares are held by joint tenants, both should sign.
                                                                               When signing as attorney, executors, administrators,
                                                                               trustee or guardian, please give full title as such.
                                                                               If a corporation, please sign in full corporate name
                                                                               by President or other authorized officer.  If a
                                                                               partnership, please sign in partnership name by
                                                                               authorized person.






